                                                                    Exhibit 23.1

                        INDEPENDENT ACCOUNTANTS' CONSENT

The Board of Directors and Stockholders
Audible, Inc.

We consent to incorporation by reference in the registration statement (No. 333-91107) on Form S-8 of Audible, Inc. of our report dated March 14, 2001, relating to the balance sheets of Audible, Inc. as of December 31, 1999 and 2000, and the related statements of operations, stockholders' (deficit) equity, and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000 annual report on Form 10-K of Audible, Inc.

New York, New York
March 29, 2001